Exhibit 23

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 28, 2011, as Exhibit 99.1 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2010 and to any reference made to us on that form 10-K.

Very Truly Yours

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

March 29, 2011

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